Pricing Supplement Dated February 8, 1996  Rule 424(b)(3)
                                        File No. 33-50333
(To Prospectus dated October 8, 1993 and
Prospectus Supplement dated August 1, 1995)

THE BANK OF NEW YORK COMPANY, INC.

Subordinated Retail Medium-Term Notes
(U.S. $ Fixed Rate)
____________________________________________________________

Trade Date: February 20, 1996  Original Issue Date: March 1,
1996
Principal Amount: $15,000,000 Net Proceeds to Issuer:
$15,000,000
Issue Price: 100%            Agent's Capacity:
Selling Agent's               x Principal Basis      Agency
Commission/Discount: None                            Basis
Interest Rate: 6.75% per annum     Interest Payment Dates:
Maturity Date: March 1, 2011       The 1st day of each month
                                   commencing April 1, 1996
____________________________________________________________

Form:     x    Book Entry
               Certificated

Redemption:
               The Notes cannot be redeemed prior to
               maturity
          x The Notes may be redeemed prior to maturity on March 1, 2000 and semi-annually thereafter on 30 calendar days notice

     Initial Redemption Date: March 1, 2000

     Initial Redemption Percentage: 100%

     Annual Redemption Percentage Reduction: N/A

Repayment:

          x    The Notes cannot be repaid prior to maturity
               The Notes can be repaid prior to maturity at the option of the holder of the Notes

     Optional Repayment Date:  N/A

     Optional Repayment Price:  N/A

Discount Note:      Yes       x  No

The covenant defeasance provisions of the Indenture described under "Description of Debt Securities --
Defeasance and Covenant Defeasance" in the Prospectus will apply to the Notes.

                       Smith Barney Inc.